Exhibit 10.11

Term of agreement between Jon Barron and Sweet Success Enterprises

Section I

100,000 share options priced at 70 cents immediately

100,000 share options priced at 70 cents upon acceptance of the first 3 new formulas

100,000 share options priced at 70 cents upon acceptance of the next 3 new formulas

100,000 share options priced at 70 cents upon acceptance of the last 4 formulas

Section 2

10,000 share options priced at $2. 50 upon official launch of each new formula (product)

Section 3

30,000 share options priced at $2.50 for each formula (product) as it sells through 250,000 cases

Section 4

1% of net proceeds to the company from retailers and distributors of all now Formulas stated above as they sell though l million cases cumulatively with a one Million dollar cap

Additional notes to the agreement

1. Jon Barron will become a director of Sweet Success Enterprises as Of August 1st 2005

2. All use of Jan Barron’s name must have prior approval.

3. Jon Barron will become a spokesperson for the company. (To be defined between BG s and JB)

4. This agreement is subject to review upon a change of management (BG) or a Change of control

5. The options will have a cashless exercise capability

Jon Barron	William J Gallagher